Exhibit 99.(d)(i)

NOTICE OF GUARANTEED DELIVERY

FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES ISSUED

BY TEKLA WORLD HEALTHCARE FUND

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the rights offering (the “Rights Offering”) described in the Prospectus, dated [ ], 2021 (the "Prospectus") of Tekla World Healthcare Fund, a Massachusetts business trust (the "Trust"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificates(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern time, on April 6, 2021, unless such time is extended by the Trust as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by fax transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Offer—Method for Exercising Rights" in the Prospectus.

Payment of the estimated Subscription Price of $[ ] per share for each of the Trust’s Shares subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Offer—Payment for Shares" in the Prospectus at or prior to 5:00 p.m., Eastern time, on the Expiration Date even if the Subscription Rights Certificate(s) evidencing such Rights is(are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Offer—Exercise of Rights" in the Prospectus.

The Subscription Agent is: American Stock Transfer & Trust Company, LLC

By Mail or Overnight Courier:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Group
6201 15th Avenue
Brooklyn, NY 11219

Telephone number for Confirmation (Toll Free): 877-283-0323

DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

If you have any questions or require additional copies of relevant documents please contact the Trust’s Information Agent, AST Fund Solutions:

AST Fund Solutions

55 Challenger Road, 2nd Floor

Ridgefield Park, NJ 07660

Toll Free: (866) 620-0678

Ladies and Gentleman:

The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing                       Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date. Upon terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Rights to subscribe for Shares with respect to the Rights represented by such Subscription Rights Certificates(s).

The undersigned understands that payment of the estimated Subscription Price of $[ ] per share for each Share subscribed for pursuant to the Rights Offering must be received by the Subscription Agent at or before 5:00 p.m., Eastern time, on the Expiration Date and represents that such payment, in the aggregate amount of $_________ either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith or,
☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
☐	Certified check
☐	Bank draft (cashier's check)
☐	Money order

Name of Maker: ___________________________

Date of check, draft or money order: ___________

Check, draft or money order number: ___________

Bank or other institution on which

Check is drawn or issuer of money order: ________

Signature(s) _____________________	Address_____________________
Name(s)________________________	____________________________
(please type or print)	Area Code and Tel. No.(s)

Subscription Rights Certificates (No(s). (if available) __________________________________

GUARANTEE OF DELIVERY

(Not to Be Used For Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the Expiration Date.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus, dated [ ], 2021, of Tekla World Healthcare Fund. Failure to do so could result in a financial loss to such institution.

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